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                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the inclusion of our Independent Auditor's Report dated January 13, 1995 regarding the consolidated balance sheets of Mariners Bancorp and Subsidiary as of December 31, 1994 and 1993, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1994, and the reference to our firm as "experts", in the Form S-4 filed with the Securities and Exchange Commission.

                                          DAYTON & ASSOCIATES


August 30, 1995

Laguna Hills, California